Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the incorporation by reference in Blackboard Inc.’s Registration Statements on Form S-8 (File No. 333-116612, No. 333-125777, No. 333-135995, No. 333-143797, and No. 333-151652) pertaining to the Blackboard Inc. 2004 Stock Incentive Plan, the Blackboard Inc. Amended and Restated 2004 Stock Incentive Plan, as amended, and the Blackboard Inc. Amended and Restated Stock Incentive Plan, as amended and to the incorporation by reference in Blackboard Inc.’s Registration Statement on Form S-3 (File No. 333-143715) and in the related Prospectus for the registration of Convertible Senior Notes due 2027 and to the incorporation by reference in Blackboard Inc.’s Registration Statement on Form S-3 (File No. 333-148975) and in the related Prospectus for the registration of 1,972,596 shares of its common stock, of our report dated April 28, 2009, with respect to the financial statements of ANGEL Learning, Inc., as of December 31, 2008 and 2007 and for each of the two years in the period ended December 31, 2008 included in this Current Report on Form 8-K/A of Blackboard Inc. dated June 23, 2009.
/s/ BKD, LLP
Indianapolis, Indiana
June 23, 2009